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                                                                    EXHIBIT 10.3


                             CONTRIBUTION AGREEMENT


       This CONTRIBUTION AGREEMENT (this "AGREEMENT") dated as of ___________, 2000, is by and between AMERICA ONLINE, INC., a Delaware corporation ("AOL"), RIVERVIEW MEDIA CORP., a British Virgin Islands corporation ("ODC"), EDUARDO HAUSER ("HAUSER"), CRISTINA PIERETTI ("PIERETTI"), STEVEN BANDEL ("BANDEL") and AMERICA ONLINE LATIN AMERICA, INC., a Delaware corporation (the "COMPANY").

                                R E C I T A L S
                                ---------------

       A. AOL is the owner of (i) all of the outstanding capital stock of AOL Latin America Holdings, Inc., a Delaware corporation ("HOLDINGS"), which in turn owns 50% of the limited liability company interests in AOL Latin America, S.L. (f/k/a Tesjuates, S.L.), a limited liability company organized under the laws of the Kingdom of Spain ("AOL LATIN AMERICA") and (ii) 50% of the limited liability company interests in AOL Latin America Management LLC, a Delaware limited liability company ("MANAGEMENT") (collectively, the "AOL CONTRIBUTED INTERESTS").

       B. Hauser is the owner of 1% of the outstanding capital stock of Federal Communications Corp., a corporation organized under the laws of the Oriental Republic of Uruguay ("FEDCOMM"), which in turn owns 50% of the limited liability company interests in AOL Latin America (the "HAUSER CONTRIBUTED INTEREST"). Pieretti is the owner of 0.39% of the outstanding capital stock of FedComm (the "PIERETTI CONTRIBUTED INTEREST"). Bandel is the owner of 0.57% of the outstanding capital stock of FedComm (the "BANDEL CONTRIBUTED INTEREST" and, collectively with the Hauser Contributed Interest and the Pieretti Contributed Interest, the "INDIVIDUALS' CONTRIBUTED INTERESTS").

       C. B. ODC (i) is the owner of 98.04% of the outstanding capital stock of FedCom and (ii) has control of all of the equity interests in Latin American Interactive Services, Inc., a Delaware corporation ("LAIS"), which in turn owns 50% of the limited liability company interests in Management (collectively, the "ODC CONTRIBUTED INTERESTS," and together with the AOL Contributed Interests and the Individuals' Contributed Interests, the "CONTRIBUTED INTERESTS").

       D. AOL and ODC have formed the Company to act as a holding company that indirectly will hold the outstanding equity interests of AOL Latin America and, indirectly, the equity interests of the Operating Entities that will be formed to conduct the Business in the Territory, and has filed a Registration Statement on Form S-1, Registration No. 333-95051, with the United States Securities and Exchange Commission (the "SEC") relative to shares of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON STOCK"), of the Company and offering such Class A Common Stock to the public upon the effectiveness of the Registration Statement (the "IPO").
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       E.  In connection with the IPO, AOL, Hauser, Pieretti, Bandel and ODC have agreed to contribute to the Company, or cause to be contributed to the Company, all of the Contributed Interests, AOL has agreed to execute, and cause its subsidiary CompuServe Interactive Services, Inc. ("COMPUSERVE") to execute, license agreements with the Company, and the Company has agreed to issue in exchange therefore shares of its High Vote Preferred Stock and, with respect to AOL, a warrant to acquire additional shares of the Company's capital stock, all in accordance with the terms of this Agreement and as contemplated in the Restated Certificate of Incorporation of the Company executed by the Company on the date hereof (the "CERTIFICATE OF INCORPORATION").


       NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (terms with initial capital letters used herein without definition shall have the meanings given in the Certificate of Incorporation):

     1.  Contributions and Other Events.
         ------------------------------

     On (or prior to) the Closing Date (defined below), the following actions will take place in the following order:

          (a) AOL's Agreement to Contribute. In consideration of AOL being issued (i) 101,858,334 shares of Series B Preferred Stock and (ii) a Warrant to purchase an aggregate of 16,642,500 shares of Series B Preferred Stock (plus a number of shares equal to six percent 6% of the number of shares, if any, purchased by the underwriters pursuant to their over-allotment option plus such additional number of shares, if any, as may be issuable pursuant to the provisions thereof) and/or such number of shares of Class B Common Stock and/or Class A Common Stock into which such shares of Series B Preferred Stock are convertible at the time of exercise, in each case at an exercise price per share equal to the price per share at which the Class A Common Stock is sold to the public in the IPO, AOL hereby agrees to contribute, convey and assign to the Company, upon the terms and conditions hereinafter set forth, all of its right, title and interest in and to the AOL Contributed Interests. In addition, AOL agrees to execute and

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deliver to the Company and AOL Latin America, and to cause CompuServe to execute and deliver to the Company and AOL Latin America, the license agreements.

          (b) Individuals' Agreement to Contribute. Simultaneously with the contribution of the AOL Contributed Interests, and in consideration of Hauser, Pieretti and Bandel being issued 1,018,583, 397,248 and 580,593 shares of Series C Preferred Stock, respectively, Hauser, Pieretti and Bandel severally hereby agree to contribute, convey and assign to the Company, upon the terms and conditions hereinafter set forth, all of their right, title and interest in and to the Hauser Contributed Interest, Pieretti Contributed Interest and Bandel Contributed Interest, respectively.

          (c) ODC's Agreement to Contribute. In consideration of ODC being issued 99,861,910 shares of Series C Preferred Stock, ODC hereby agrees to contribute, convey and assign to the Company, upon the terms and conditions hereinafter set forth, all of its right, title and interest in and to the ODC Contributed Interests.

     2.   Closing Date.
          ------------

     The date upon which title to the Contributed Interests are so transferred to the Company shall be referred to herein as the "CLOSING DATE," which date shall be the date on which the registration statement filed by the Company in connection with the IPO has been declared effective by the SEC.

     3.   Contingencies.
          -------------

     The obligation of AOL, Hauser, Pieretti, Bandel and ODC to so convey the Contributed Interests to the Company and the obligation of AOL to execute and deliver the license and cause CompuServe to execute and deliver the CompuServe license to the Company shall be subject to the effectiveness of the registration statement filed by the Company in connection with the IPO.

     4.   Representations and Warranties.
          ------------------------------

          (a) To induce the other parties hereto to enter into this Agreement, AOL represents and warrants to each of the other parties hereto that:

          (i) AOL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, authority and legal right to enter into this Agreement and to perform its obligations hereunder.

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          (ii) This Agreement has been duly authorized, executed and delivered by AOL and constitutes the legal, valid and binding obligation of AOL, enforceable against it in accordance with its terms.

          (iii) AOL owns all right, title and interest in and to the AOL Contributed Interests free and clear of all liens, claims and encumbrances whatsoever.

     (b) To induce the other parties hereto to enter into this Agreement, Hauser represents and warrants to each of the other parties hereto that:

          (i) This Agreement constitutes the legal, valid and binding obligation of Hauser, enforceable against him in accordance with its terms.

          (ii) Hauser owns all right, title and interest in and to the Hauser Contributed Interest free and clear of all liens, claims and encumbrances whatsoever.

     (c) To induce the other parties hereto to enter into this Agreement, Pieretti represents and warrants to each of the other parties hereto that:

          (i) This Agreement constitutes the legal, valid and binding obligation of Pieretti, enforceable against her in accordance with its terms.

          (ii) Pieretti owns all right, title and interest in and to the Pieretti Contributed Interest free and clear of all liens, claims and encumbrances whatsoever.

     (d) To induce the other parties hereto to enter into this Agreement, Bandel represents and warrants to each of the other parties hereto that:

          (i) This Agreement constitutes the legal, valid and binding obligation of Bandel, enforceable against him in accordance with its terms.

          (ii) Bandel owns all right, title and interest in and to the Bandel Contributed Interest free and clear of all liens, claims and encumbrances whatsoever.

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     (e) To induce the other parties hereto to enter into this Agreement, ODC represents and warrants to each of the other parties hereto that:

          (i) ODC is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power, authority to enter into this Agreement and to perform its obligations hereunder.

          (ii) This Agreement has been duly authorized, executed and delivered by ODC and constitutes the legal, valid and binding obligation of ODC, enforceable against it in accordance with its terms.

          (iii) ODC owns all right, title and interest in and to the ODC Contributed Interests free and clear of all liens, claims and encumbrances whatsoever.

          (iv) LAIS owns all right, title and interest in and to 50% of the limited liability company interests in Management free and clear of all liens, claims and encumbrances whatsoever.

     5.   Closing.
          -------

     The Closing Date shall occur promptly upon satisfaction of the contingency set forth in Section 3. On or prior to the Closing Date, as described in
Section 1 above, each of AOL, Hauser, Pieretti, Bandel and ODC shall deliver to the Company the following:

          (a) AOL shall deliver certificates representing all of the outstanding shares of Holdings, duly endorsed and completed or with separate stock powers or other instruments duly signed and completed to effect the transfer of all of such shares to the Company, an Assignment of Limited Liability Company Interests transferring to the Company its limited liability company interests in Management, and such other instruments as reasonably shall be necessary to assign to the Company all of its right, title and interest in and to the AOL Contributed Interests;

          (b) Hauser shall deliver certificates representing 1% of the outstanding shares of FedComm, duly endorsed and completed or with separate stock powers or other instruments duly signed and completed to effect the transfer of all of such shares to the Company, and such other instruments as reasonably shall be necessary to assign to the Company all of his right, title and interest in and to the Hauser Contributed Interest;

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          (c) Pieretti shall deliver certificates representing 0.39% of the outstanding shares of FedComm, duly endorsed and completed or with separate stock powers or other instruments duly signed and completed to effect the transfer of all of such shares to the Company, and such other instruments as reasonably shall be necessary to assign to the Company all of her right, title and interest in and to the Pieretti Contributed Interest;

          (d) Bandel shall deliver certificates representing 0.57% of the outstanding shares of FedComm, duly endorsed and completed or with separate stock powers or other instruments duly signed and completed to effect the transfer of all of such shares to the Company, and such other instruments as reasonably shall be necessary to assign to the Company all of his right, title and interest in and to the Bandel Contributed Interest;

          (e) ODC shall deliver certificates representing 98.04% of the outstanding shares of FedComm and 100% of the outstanding shares of LAIS, in each case duly endorsed and completed or with separate stock powers or other instruments duly signed and completed to effect the transfer of all of such shares to the Company, and such other instruments as reasonably shall be necessary to assign to the Company all of its right, title and interest in and to the ODC Contributed Interests; and

          (f) AOL, Hauser, Pieretti, Bandel and ODC shall deliver or cause the delivery of any other documents reasonably required by AOL, ODC or the Company to consummate the transactions contemplated hereby.

     6.   Conditions to Closing.
          ---------------------

     The following shall be conditions precedent to such transfer of the Contributed Interests to the Company and the issuance by the Company of the shares of High Vote Preferred Stock:

          (a)   The contingency set forth in Section 3 shall be satisfied; and

          (b) Each and every warranty and representation of the respective parties set forth in Section 4 shall be true and correct in all material respects as of the Closing Date.

     7.   Assignment.
          ----------

     None of the parties hereto may assign this Agreement or any of their rights

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hereunder for any purpose whatsoever without the prior written consent of the other parties hereto, which consent may be granted or withheld in the other parties' sole discretion, and any purported assignment or assignments of this Agreement shall be absolutely void and of no force or effect.

     8.   Notices.
          -------

     All notices, demands, requests, consents or other communications required or permitted to be given or made under this Agreement shall be in writing and signed by the party giving the same and shall be deemed given or made when given by personal service or three (3) days after mailing by certified or registered mail, postage prepaid, to the intended recipient at the address set forth below or any other address of which prior written notice has been given:

If to AOL:              America Online, Inc.
                        22000 AOL Way
                        Dulles, VA  20166-9323, USA
                        Attn:  President, AOL International
                        Fax No.:  (703) 265-2502

If to the Company:      America Online Latin America, Inc.
                        6600 N. Andrews Avenue, Suite 500
                        Fort Lauderdale, FL  33309, USA
                        Attn:  President
                        Fax No.:  (954) 772-7089

     with a copy to:    Mintz, Levin, Cohn, Ferris,
                        Glovsky and Popeo, P.C.
                        One Financial Center
                        Boston, MA  02111, USA
                        Attn:  Peter S. Lawrence, Esquire
                        Fax No.:  (617) 542-2241

If to ODC, Bandel,      Riverview Media Corp.
Hauser or Pieretti:     325 Waterfront Drive
                        Wickham's Cay
                        Road Town, Tortola
                        British Virgin Islands
                        Attn:  Legal Department
                        Fax No.:  (284) 494-4980

     with a copy to:    Finser Corporation

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                        550 Biltmore Way, Suite 900
                        Coral Gables, FL  33134, USA
                        Attn:  Legal Department
                        Fax No.:  (305) 447-1389

     9.   Incorporation of Prior Agreements.
          ---------------------------------

     This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties to this Agreement or their respective successors in interest.

     10.  Section Headings.
          ----------------

     Headings at the beginning of Sections and Paragraphs of this Agreement are solely for convenience and are not a part of this Agreement.

     11.  Time is of the Essence.
          ----------------------

     Time is of the essence of this Agreement.

     12.  Governing Law; Forum and Venue; Construction.
          --------------------------------------------

     This Agreement and the transaction herein contemplated shall be construed in accordance with and governed by the laws of the State of Delaware without reference to its conflicts of laws provisions. The parties hereto agree that, to the extent permissible under applicable laws and rules of court procedure, any action or proceeding between or among any of the parties with respect to this Agreement shall be commenced only in a court of competent jurisdiction in the State of Delaware, and in no other jurisdiction. The parties hereto have participated fully in the negotiation and preparation of this Agreement and, accordingly, this Agreement shall not be more strictly construed against any one of the parties.

     13.  Indemnification.
          ---------------

          (a) AOL shall indemnify, defend and hold harmless the Company and its Affiliates (other than AOL or ODC) and their respective officers, directors, employees, and agents from and against any and all losses, costs, expenses, obligations, liabilities, damages, recoveries, deficiencies, financing costs, taxes, penalties and interest, in each such case whether arising by contract, statute, or

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otherwise, and whether by action, suit, proceeding, assessment, levy, investigation, examination, audit or otherwise, including reasonable third party legal, accounting and other professional fees and expenses (at any trial or appellate level), and costs of investigations, audits, examinations, appraisals or similar proceedings (collectively, "LOSSES") (i) arising out of, related to or in connection with Holdings and relating to periods on or before the Closing Date or (ii) from the inclusion of any of the entities, the stock or other equity interests of which comprise the AOL Contributed Interests, in a consolidated, combined or unitary tax return relating to periods on or before the Closing Date. The foregoing indemnity shall survive the termination of this Contribution Agreement.

          (b) ODC shall indemnify, defend and hold harmless the Company and its Affiliates (other than AOL or ODC) and their respective officers, directors, employees, and agents from and against any and all Losses (i) arising out of, related to or in connection with FedComm or LAIS and relating to periods on or before the Closing Date or (ii) from the inclusion of any of the entities, the stock or other equity interests of which comprise the ODC Contributed Interests or Individuals' Contributed Interests, or Management, in a consolidated, combined or unitary tax return relating to periods on or before the Closing Date. The foregoing indemnity shall survive the termination of this Contribution Agreement.

          (c) For purposes hereof, an "AFFILIATE" of any particular person or entity shall mean any other person or entity which is or has ever been, directly or indirectly, controlling, controlled by or under common control with such particular person or entity. The amount of any payment under this section shall be increased to take account of any net tax cost incurred by the recipient thereof as a result of the receipt or accrual of payments hereunder ("grossed-up" for such increase).

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                            AMERICA ONLINE, INC.



                            By: ________________________
                                Name:
                                Title:

                            ___________________________
                            Eduardo Hauser


                            ___________________________
                            Steven Bandel


                            ___________________________
                            Cristina Pieretti

                            RIVERVIEW MEDIA CORP.



                            By: _______________________
                                Name:
                                Title:

                            AMERICA ONLINE LATIN AMERICA, INC.



                            By: _______________________
                                Name:
                                Title:

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